EXHIBIT 10.1

Execution Copy

General Release and Separation Agreement

This General Release and Separation Agreement (“Release”) hereby is made and entered into by and between Charles D. Roberson (“Executive”) and Lakeland Industries, Inc. (the “Company”) and to and for the benefit of the Released Parties, as defined below.

WHEREAS, pursuant to Section 2 of the Employment Letter Agreement between Executive and the Company, dated January 27, 2020, as amended on January 1, 2022 (as amended, the “Employment Agreement”), on October 18, 2023, the Company provided written notice to Executive of the Company’s decision not to renew the Term of the Employment Agreement beyond the current Term, which expires on January 31, 2024, and Executive decided he will resign from all positions he holds with the Company effective at the end of the day on January 31, 2024;

WHEREAS, upon the Effective Date (as defined in Section 5) of this Release, the terms and conditions of Executive’s employment shall be governed by this Release, which shall replace and supersede the Employment Agreement in all respects, including but not limited to Executive’s rights to compensation, continued employment, notice of termination of employment, and other contractual entitlements;

WHEREAS, the last day of Executive’s employment and the date of termination of the Employment Agreement will be January 31, 2024 or such earlier date as mutually agreed upon by the Company and Executive (“Termination Date”), on which he will (i) relinquish all privileges, duties, responsibilities and authority as President, Chief Executive Officer and Secretary and all such other positions and offices he holds with the Company and its subsidiaries and as an employee of the Company and (ii) resign from the Board of Directors of the Company;

WHEREAS, except as provided in Section 1(a) of this Release, until the Termination Date, the Company will continue to compensate Executive at his regular Base Salary rate, and provide his current employment benefits until the Termination Date consistent with the Employment Agreement; and

WHEREAS, in consideration for the Severance Payments (as defined herein) and other benefits provided to Executive herein, Executive acknowledges, affirms and agrees to perform and be bound by all covenants and the post-employment obligations set forth in paragraph 5 of the Employment Agreement (except as otherwise provided in Section 1(e) of this Release) and to execute on the last day of Executive’s employment and not revoke the Supplemental Release of Claims Agreement attached hereto as Attachment A (“Supplemental Release”).

NOW, THEREFORE, in consideration of the premises, promises and other items contained herein, the receipt and sufficiency of which are hereby acknowledged, Executive and the Company agree as follows:

1

Agreement and Release

The last day of Executive’s employment is the Termination Date, on which he relinquishes all privileges, duties, responsibilities and authority as President, Chief Executive Officer and Secretary and all such other positions and offices he holds with the Company and its subsidiaries and as an employee of the Company. Further, Executive hereby resigns as a director of the Company and any of its subsidiaries and affiliates, effective on the Termination Date. The Company, pursuant to the Employment Agreement, will provide or pay Executive (i) any accrued and unpaid Base Salary through the Termination Date within fifteen (15) days of the Termination Date and (ii) any other employee benefits generally paid by the Company up to the Termination Date (collectively, (i) and (ii) the “Accrued Obligations”). For the avoidance of doubt, the Accrued Obligations identified in (i) of the previous sentence will be paid to Executive through January 31, 2024 even if Executive’s Termination Date occurs prior to January 31, 2024; provided, however, the Accrued Obligations identified in (ii) will be paid in accordance with the applicable governing documents and/or policies. Capitalized terms used in this Release and not defined herein shall have the meanings set forth in the Employment Agreement.

1. Severance Payment and Other Benefits.

(a) Subject to Executive’s timely execution of this Release, delivery of the same to the Company no later than October 19, 2023, which is more than twenty-one (21) days following his receipt of this Release’s initial proposal, and non-revocation thereof prior to the Effective Date (as defined in Section 5), and Executive’s full and ongoing compliance with and fulfillment of all of Executive’s surviving covenants and obligations in the Employment Agreement (as modified by Section 1(e) of this Release) and this Release, the Company shall provide and/or pay the following to Executive, subject to all applicable withholdings: (i) an Annual Bonus for the fiscal year ending January 31, 2024 (“FY24”), if any, as determined by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors following the end of FY24 based on the Company’s achievement of the pre-established performance measures for such Annual Bonus, to be paid to Executive at such time such bonus is payable to similarly situated officers of the Company and not to be withheld uniquely from Executive in relation to other participants in the Annual Bonus Plan, but in no event later than April 15, 2024; (ii) if Executive has not secured other employment as of January 31, 2024, continued payment of Executive’s current Base Salary until the earlier of the date Executive secures such other employment or April 30, 2024, payable bi-weekly following the Termination Date; provided, however, all such payments shall be made no later than April 15, 2024 (including any amount attributable to the period, if any, through April 30, 2024, as applicable); and provided, further, payment shall commence on the first practicable bi-weekly payroll date following the Effective Date of the Supplemental Release, with such initial payment including any amount that was otherwise scheduled to be paid prior thereto; provided, further that the balance of the payments due to be paid after the initial payment commencement shall be paid in accordance with the normal bi-weekly schedule over the remainder of such period (collectively, (i)-(ii), the “Severance Payment”).

2

(b) Executive’s outstanding restricted stock units (“RSUs”) granted to Executive pursuant to those certain restricted stock unit award agreements, with grant dates of June 16, 2021, April 7, 2022 and March 30, 2023, each by and between the Company and Executive (collectively, the “RSU Award Agreements”), which RSUs shall continue to vest and settle into shares of common stock of the Company on their scheduled vesting dates set forth in the respective RSU Award Agreements despite the fact that Executive may not be continuously providing service to the Company on such date; provided, however, in the case of the performance-based RSUs, such RSUs shall only vest to the extent of actual performance achieved as certified by the Compensation Committee, and the Company shall provide Executive with a schedule showing how the performance-based RSUs that vested were calculated based on the level of performance achieved (the “Calculation Schedule”) within two business days following the certification of the performance measures by the Compensation Committee, except that if such Calculation Schedule contains material non-public information, then the Company shall provide the Calculation Schedule within two business days after the disclosure of the material non-public information contained in such Calculation Schedule; provided further, in the event of a Change in Control (as defined in the Company’s 2017 Equity Incentive Plan, as amended (the “Equity Plan”), including application of the final paragraph of such definition as if subject to Section 409A (as defined in Section 12 of this Release)) that occurs prior to a scheduled vesting date, all outstanding performance-based RSUs shall fully vest, assuming achievement at the target performance level, and settle as of the date of the Change in Control, yet subject to the provisions of Section 3(d) of the Equity Plan and shall in no event be settled or paid later than two and one-half (2.5) months following such Change in Control. For the avoidance of doubt, in the event of a Change in Control, time-based RSUs shall continue to vest and settle on their scheduled vesting dates, subject to Section 3(d)(vii) of the Equity Plan. In the event of a change in rule or regulation of the Securities and Exchange Commission (“SEC”) or Internal Revenue Service (“IRS”) that would reduce or eliminate Executive’s rights with respect to the RSUs as provided in this Section 1(b) at any time prior to the settlement of such RSUs in shares of the Company’s common stock, the Company and Executive will negotiate in good faith to provide compensation as nearly as possible to the compensation contemplated under this Section 1(b), to the extent permitted by the rules and regulations of the SEC and IRS and all applicable law. As modified by the foregoing, such RSUs shall continue to be governed by the applicable RSU Award Agreements according to their terms. Executive understands and agrees that, as of the Termination Date, Executive forfeits all rights to any other restricted stock units and any other equity awards not specifically permitted to vest pursuant to this Section 1(b).

(c) If Executive is a participant in the Company’s group health, dental, or vision plans, he will receive a notice of COBRA rights from Company’s COBRA administrator regarding his eligibility to elect continuation coverage in accordance with the terms of the documents governing such benefits and subject to his payment of the COBRA premium(s).

3

(d) The execution of this Release shall not affect Executive’s vested rights, if any, under (i) the Company’s 401(k) Retirement Plan (“Retirement Plan”), or (ii) subject to Section 1(b), the Company’s equity plans as of the Termination Date. Executive may not make or receive on his behalf any further contributions or benefit accruals under the Company’s Retirement Plan attributable to the period following the Termination Date.

(e) The Company hereby waives the non-competition covenant set forth in the first sentence of Section 5 of the Employment Agreement; provided, however, that all remaining covenants set forth in Section 5 of the Employment Agreement shall remain in effect in accordance with their terms, including for the avoidance of doubt, Executive’s covenants not to solicit employees or customers of the Company and Executive’s confidentiality covenant. Provided, however, that this Release, which supersedes the Employment Agreement, allows Executive’s new employer, but with absolutely no personal involvement of Executive, to continue to solicit business from any Lakeland customer (defined as anyone that has done business with Lakeland in the 12 months before the date of this Release) if such new employer (a) has solicited business from or made sales to the customer before hiring Executive, and (b) does not use any of Lakeland's proprietary, non-public information in connection with such solicitation, sale or otherwise.

Other than the foregoing benefits described in the preceding terms and provisions of Section 1, Executive understands and agrees that he will neither receive nor be entitled to any other compensation, payments, or benefits from the Company.

2. Executive Bears the Tax Liabilities.

Other than the withholdings specified in Section 1, Executive agrees that to the extent that any federal, state, or local taxes, interest or penalties of any kind may be due or payable as a result of (i) payments made hereunder to Executive or on his behalf and/or (ii) benefits of any kind made available hereunder to Executive or on his behalf, Executive will be solely responsible for the payment of such taxes and will hold the Company harmless, and will indemnify the Company, from and against all claims, penalties, fees, assessments, fines or other costs arising from said payments. The Company will promptly notify Executive of any demand for payment of such taxes by any taxing authority, and Executive will have the right to defend against the demand at his own expense the amount assessed by the taxing authority or pay the amount demanded or assessed.

3. Surrender of Property.

Executive promises and represents that he has made arrangements to return, on or prior to the Termination Date, all Company property and information, including but not limited to all documents, disks, computers, files, records, software, building and office access cards and/or codes and credit cards that Executive received in connection with his employment. Executive will not retain any copies, duplicates, reproductions or excerpts thereof.

4

4. Executive’s Release of Claims.

(a) In consideration of good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the terms and conditions contained in the Employment Agreement, by and between Executive and Company, Executive on behalf of himself and his heirs, executors, administrators, assigns, attorneys, successors, and assigns, knowingly and voluntarily, hereby waives, remits, releases and forever discharges the Company and its past, present and future subsidiaries, divisions, affiliates and parents, and all of their respective current and former officers, directors, stockholders, employees, agents, attorneys, lenders, and/or owners, and their respective successors, and assigns and any other person or entity claimed to be jointly or severally liable with the Company or any of the aforementioned persons or entities, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (the “Released Parties”) of and from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, complaints, damages, demands, and obligations of any other nature whatsoever, past or present, known or unknown (“Losses”) which Executive and his heirs, executors, administrators, and assigns have, had, or may hereafter have, against the Released Parties or any of them arising out of or by reason of any cause, matter, or thing whatsoever from the beginning of the world to the Effective Date hereof. This Release includes, but is not limited to, Losses arising out of or relating to Executive’s employment by the Company and the cessation thereof, and any and all matters arising under any federal, state, or local statute, rule, or regulation, or principle of contract law or common law relating to Executive’s employment by the Company and the cessation thereof, including, but not limited to, the Family and Medical Leave Act of 1993, as amended, 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000 et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq. (the “ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., any applicable state or local law or regulation relating to employment, and any claim for or obligation to pay for attorneys’ fees, costs, fees, or other expenses. It is understood that nothing in this Release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to Executive, any such wrongdoing being expressly denied. This Release also bars any and all claims for future damages allegedly arising from the alleged continuation of the effect of any past action, omission or event, except nothing herein waives Executive’s rights to enforce this Release. Executive does not release or discharge the Released Parties from (i) any rights to any payments, benefits or reimbursements due to Executive under this Release; or (ii) any rights to any vested benefits due to Executive under any employee benefit plans sponsored or maintained by the Company; or (iii) any existing right Executive has to indemnification, contribution or a defense related to Executive’s performance of any of his duties in the normal course of Executive’s employment with the Company.

(b) Supplemental Release. Executive hereby agrees that for adequate consideration contained herein, upon the last day of Executive’s employment, he will execute the Supplemental Release. Executive agrees that the Company’s payment of the Severance Payments depends strictly upon his agreement to execute and not revoke the Supplemental Release on the last day of Executive’s employment.

5

(c) Executive and the Company acknowledge that nothing in this Release or the Employment Agreement limits or affects either party’s right, where applicable, to communicate or cooperate with, provide information to, or to file or participate in an investigative proceeding conducted by, the Equal Employment Opportunity Commission (“EEOC”), the SEC, or any federal, state or local government agency as provided for, protected under or warranted by whistleblower or other provisions of applicable law or regulation. However, to the maximum extent permitted by law, Executive agrees that if such an administrative claim is made, Executive agrees to release, waive, relinquish and forego all legal relief, equitable relief, statutory relief, reinstatement, back pay, front pay and any other damages, benefits, remedies, or relief that Executive may be entitled to as a result of any prosecution of any administrative agency claim or commission charge, and Executive shall not be entitled to recover any individual monetary award or relief or other individual remedies (other than monetary awards from any federal whistleblower program). Rights not waivable by law are not waived by this Release.

(d) Executive represents and warrants that he fully understands the terms of this Release, that he has been encouraged to seek, and has sought, the benefit of advice of legal counsel, and that he knowingly and voluntarily, of his own free will, without any duress, being fully informed, and after due deliberation, accepts its terms and signs below as his own free act. Except as otherwise provided herein, Executive understands that as a result of executing this Release, he will not have the right, except as provided above in Section 4(c), to assert that the Company or any other of the Released Parties unlawfully terminated his employment or violated any of his rights in connection with his employment or otherwise.

5. OWBPA Compliance.

Executive, who is over 40 years of age, has or may have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 (“ADEA”) and Executive agrees that in consideration for the Severance Payments, he specifically and voluntarily waives such rights and/or claims under the ADEA which he might have against the Released Parties to the extent such rights and/or claims arose prior to the date this Release was executed. Executive understands that rights and/or claims under the ADEA which may arise after the date this Release is executed are not waived by him. By signing this Release, Executive does not release: (i) any right he may have to challenge the validity of this Release under the ADEA or the OWBPA; or (ii) his right to enforce this Release.

Executive has had more than twenty-one (21) days following his receipt of the initial proposal to consider whether to execute this Release. Upon Executive’s execution of this Release, Executive will have seven (7) days after such execution in which he may revoke such execution. For such a revocation to be effective, it must be delivered so that the undersigned person receives it in-hand or via email on or before the expiration of the seven (7) day revocation period. This Release shall become effective on the first day following the expiration of the seven (7) day revocation period (“Effective Date”).

6

6. Representations and Warranties of Executive.

Executive hereby affirms and acknowledges the following:

a. He has not filed, caused to be filed, or presently is a party to any claim, lawsuit, charge, arbitration, complaint, action, or proceeding against any of the Released Parties herein in any forum or form except for claims, communications or cooperation with, or providing or having provided information to, a governmental agency or entity, as provided for, protected under or warranted by whistleblower or other similar provisions of applicable law or regulation.

b. He has been granted any leave to which he was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.

c. He has not given, sold, assigned or transferred to anyone else, any claim, or a portion of a claim referred to in this Release.

d. Executive has no known workplace injury or occupational disease and has been provided with and/or has not been denied any leave requested under the Family and Medical Leave Act. Executive acknowledges and represents that he has no intention of filing any claim for workers’ compensation benefits of any type against the Company or any of the Released Parties, and that he will not file or attempt to file any claims for workers’ compensation benefits of any type against the Company or any related Released Parties. Executive acknowledges that the Company has relied upon these representations, and that the Company would not have entered into this Release but for these representations. As a result, Executive agrees, covenants, and represents that the Company may, but is not obligated to, submit this Release to the Workers’ Compensation Appeals Board for approval as a compromise and release as to any workers compensation claim that Executive files at any time against the Company or any of the Released Parties.

e. Executive further affirms that he has not been retaliated against for reporting any allegations of wrongdoing by any of the Released Parties or their officers and directors, including any allegations of corporate fraud or bribery. Executive and the Company acknowledge that this Release does not limit either party’s right, where applicable, to communicate with, or to file or participate in an investigative proceeding of, any federal, state or local government agency as provided for, protected under or warranted by whistleblower or other provisions of applicable law or regulation. Except as to the extent permitted by law, Executive agrees that if such an administrative claim is made, Executive shall not be entitled to recover any individual monetary award or relief or other individual remedies (other than monetary awards from any whistleblower program).

7

7. Remedies for Breach.

In the event of Executive’s breach or violation of, or failure to completely and timely perform any of the provisions or covenants of this Release or the Employment Agreement (except to the extent limited by Sections 1(e) and 4(c) of this Release), which, if curable, remains uncured ten (10) days after the date of receipt of written notice thereof to Executive, the Company’s obligation to perform any of its remaining obligations hereunder, including the obligation to continue any payment(s) under any provision of Section 1, above, shall immediately terminate; provided, however, that the Release set forth above in Section 4 and its subparts and all of Executive’s other covenants and obligations shall remain in full force and effect. In addition, in the event Executive breaches, or threatens to breach, any of the provisions of this Release, the Company shall have the right to have the provisions of this Release specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide the Company with an adequate remedy. Such rights and remedies shall be in addition to, and not in lieu of, any other rights/remedies available to the Company under law or in equity. Executive recognizes and agrees that the Company’s remedy at law for breach of this Release would be inadequate, and further agrees that, for breach of such provisions, the Company shall be entitled to injunctive relief and to enforce its rights by an action for specific performance and shall be entitled to recover the Severance Payments previously paid to Executive under this Release (as liquidated damages) and, if it prevails, its reasonable attorneys’ fees incurred in any such action. To the extent that Executive does not make a required repayment to the Company pursuant to this Section 7 within thirty (30) calendar days following demand by the Company, or any shares of the Company’s common stock underlying any of Executive’s outstanding RSU awards have been sold by Executive, the Company shall, subject to Section 409A, have the right to reduce, cancel or withhold against outstanding equity-based compensation, or require a substitute form of repayment, in each case to the maximum extent permitted under applicable law. Similarly, if Executive prevails in any such litigation, Executive will be entitled to an award of his reasonable attorneys’ fees and expenses incurred in any such action.

8. Construction and Entire Agreement.

This Release is not and cannot be construed as an admission by the Company or Executive that either has acted wrongfully with respect to the other or that either of them has any claim whatsoever against the other. This Release is governed by and is to be construed in accordance with the law of the State of Alabama. The provisions of this Release are severable and, if any part of it is found to be unenforceable, the other sections and/or provisions shall remain fully valid and enforceable. No provision of this Release may be modified, amended or revoked, except in a writing signed by Executive and an authorized officer of the Company. This Release, except as specifically provided hereinabove, supersedes, terminates and replaces any and all previous or contemporaneous written or oral communications or agreements relating to Executive’s employment and the period thereof, and, except as specifically provided hereinabove, the parties hereby acknowledge that no other contracts, arrangements or understandings exist that pertain to any of the subjects, matters or issues addressed by this Release.

8

9. No Reliance.

Executive represents, acknowledges and agrees that, in executing this Release, he does not rely and has not relied upon any promise, representation or statement not expressly set forth herein made by the Company or its employees or agents with regard to the subject matter, basis or effect of this Release or otherwise, and Executive further represents, acknowledges and agrees that there have been no such representations, promises, or statements made by the Company, except as specifically set forth in this Release.

10. Consultation with Attorney.

Executive represents and agrees that the Company has advised and encouraged him to consult with a lawyer of his own choosing and that he has carefully read and fully understands all the provisions of this Release and is voluntarily entering into this Release. Executive further acknowledges and agrees that: (i) the above Section 4 of this Release includes any and all causes of action and/or claims for relief, damages, monetary amounts, counsel fees or costs arising under applicable law; (ii) Executive has been given up to twenty-one (21) days to review this Release and to have it reviewed by legal or other counsel of his choice at his own expense; and (iii) he has been advised by the Company to consult with an attorney prior to executing this Release. Executive understands and acknowledges that he will not be eligible to receive payments or benefits hereunder if he does not execute this Release.

11. Forum Selection.

Executive and the Company agree that any and all disputes arising out of or relating in any way to the validity, interpretation or enforcement of this Release, including injunctive relief, shall be filed, litigated and decided exclusively in state or federal court in Madison County, Alabama. The parties agree to submit to the lawful and exclusive venue and jurisdiction of any such court and to be governed regarding this Release by the laws, trial courts and appellate courts of the State of Alabama.

9

12. Code Section 409A Compliance.

The compensation and benefits payable pursuant this Release are intended to be exempt from, or comply with, as applicable, the requirements of Internal Revenue Code Section 409A and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the Effective Date (collectively, “Section 409A”). To the extent applicable, this Release shall be interpreted in accordance with Section 409A. Notwithstanding any other provision of this Release to the contrary, if Executive is a “specified employee” within the meaning of Section 409A, and a payment or benefit provided for in this Release would be subject to additional tax under Section 409A if such payment or benefit is paid within six (6) months after Executive’s “separation from service” (within the meaning of Section 409A), then such payment or benefit required under this Release shall not be paid (or commence) during the six-month period immediately following Executive’s separation from service. If the payment of any such amount is delayed in accordance with the previous sentence, then any payments or benefits that would otherwise have been made or provided during such six-month period and which would have incurred such additional tax under Section 409A shall instead be paid to Executive in a lump-sum cash payment (with no interest) on the first regular payroll date of the seventh month following Executive’s separation from service or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of Executive’s death). If Executive’s termination of employment hereunder does not constitute a “separation from service” within the meaning of Section 409A, then any amounts payable hereunder on account of a termination of Executive’s employment and which are subject to Section 409A (or any exemption therefrom that requires the occurrence of a “separation from service” as a condition to payment) shall not be paid until Executive has experienced a “separation from service” (and exhausted any applicable six (6) month wait) within the meaning of Section 409A. In addition, no reimbursement or in-kind benefit shall be subject to liquidation or exchange for another benefit and the amount available for reimbursement, or in-kind benefits provided, during any calendar year shall not affect the amount available for reimbursement, or in-kind benefits to be provided, in a subsequent calendar year. Any reimbursement to which Executive is entitled hereunder shall be made no later than the last day of the calendar year following the calendar year in which such expenses were incurred. Payments made hereunder that are subject to Section 409A may not be accelerated or delayed, except as specifically allowed under Section 409A. Notwithstanding any provision of this Release to the contrary, in the event that following the Effective Date, the Company determines that any compensation or benefits payable under this Release may be subject to Section 409A, the Company and Executive shall cooperate in good faith to adopt such amendments to this Release or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Company determines are reasonably necessary or appropriate to preserve the intended tax treatment of the compensation and benefits payable hereunder, including without limitation actions intended to (i) exempt the compensation and benefits payable under this Release from Section 409A, and/or (ii) comply with the requirements of Section 409A, provided, that this Section 12 does not, and shall not be construed so as to, create any obligation on the part of the Company or any affiliate to adopt any such amendments, policies or procedures or to take any other such actions. Notwithstanding anything herein to the contrary, neither the Company nor any of its affiliates shall have any liability to Executive or to any other person if the payments and benefits provided in this Release that are intended to be exempt from, or compliant with, Section 409A are not so exempt or compliant or for any taxes, interest or penalties imposed under Section 409A or any corresponding provision of state or local law. Each payment payable hereunder in series of installments, shall be treated as a separate payment in a series of payments within the meaning of, and for purposes of, Section 409A.

(signature page follows)

10

By signing below, Executive attests that Executive has had ample time and opportunity to review this Release and Executive understands, accepts, and agrees to be bound by the terms of this Release. Executive further acknowledges that Executive has been given the opportunity to discuss this Release with private legal counsel and has done so to the extent Executive wishes.

IN WITNESS WHEREOF, the parties hereby enter into this Release as of the date set forth below.

PLEASE READ CAREFULLY. THIS IS A RELEASE OF ALL OF EXECUTIVE’S CLAIMS, KNOWN OR UNKNOWN. Lakeland Industries, Inc.

/s/ James M. Jenkins
By: James M. Jenkins
Its: Executive Chair

Executed this 19th day of October, 2023. Charles D. Roberson (“Executive”)

/s/ Charles D. Roberson
Charles D. Roberson

Executed this 19th day of October, 2023.

11

ATTACHMENT A

SUPPLEMENTAL RELEASE OF CLAIMS AGREEMENT

Lakeland Industries, Inc., including its affiliates, related entities, subsidiaries, parents, shareholders, lawyers, employees, predecessors, and successors (collectively, “Lakeland” or “Company”) offered to pay me the Severance Payments, and other benefits as provided to Executive (as defined in that certain General Release and Separation Agreement, dated October 19, 2023 (the “Agreement”)), which was offered to me in exchange for my agreement, among other things, to waive all of my claims against and release the Released Parties (as defined in the Agreement) from any and all claims, demands, actions, liabilities and damages arising out of or relating in any way to my employment with or separation from the Company; provided, however, that this Supplemental Release of Claims Agreement (“Supplemental Release”) shall not apply to (1) any existing right I have to indemnification, contribution and a defense, (2) rights I have, if any, to the Severance Payments, and (3) any rights which cannot be waived or released as a matter of law.

I understand that signing this Supplemental Release is an important legal act. I acknowledge that the Company has advised me in writing to consult an attorney before signing this Supplemental Release and has given me at least twenty-one (21) calendar days from the day I received a copy of this Supplemental Release to sign it.

In exchange for the payment to me of the Severance Payments and other benefits set forth in Section 1 of the Agreement, I, Charles D. Roberson (“Executive”), on behalf of himself and his heirs, executors, administrators, assigns, attorneys, successors, and assigns, knowingly and voluntarily, hereby waives, remits, releases and forever discharges the Company and its past, present and future subsidiaries, divisions, affiliates and parents, and all of their respective current and former officers, directors, stockholders, employees, agents, attorneys, lenders, and/or owners, and their respective successors, and assigns and any other person or entity claimed to be jointly or severally liable with the Company or any of the aforementioned persons or entities, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (the “Released Parties”) of and from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, complaints, damages, demands, and obligations of any other nature whatsoever, past or present, known or unknown (“Losses”) which Executive and his heirs, executors, administrators, and assigns have, had, or may hereafter have, against the Released Parties or any of them arising out of or by reason of any cause, matter, or thing whatsoever from the beginning of the world to the Effective Date of this Supplemental Release.

This Supplemental Release includes, but is not limited to, Losses arising out of or relating to Executive’s employment by the Company and the cessation thereof, and any and all matters arising under any federal, state, or local statute, rule, or regulation, or principle of contract law or common law relating to Executive’s employment by the Company and the cessation thereof, including, but not limited to, the Family and Medical Leave Act of 1993, as amended, 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000 et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq. (the “ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., any applicable state or local law or regulation relating to employment, and any claim for or obligation to pay for attorneys’ fees, costs, fees, or other expenses. It is understood that nothing in this Supplemental Release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to Executive, any such wrongdoing being expressly denied.

12

This Release also bars any and all claims for future damages allegedly arising from the alleged continuation of the effect of any past action, omission or event, except nothing herein waives Executive’s rights to enforce this Supplemental Release. Executive does not release or discharge the Released Parties from (i) any rights to any payments, benefits or reimbursements due to Executive under the Agreement; or (ii) any rights to any vested benefits due to Executive under any employee benefit plans sponsored or maintained by the Company; or (iii) any existing right Executive has to indemnification, contribution or a defense related to Executive’s performance of any of its duties in the normal course of Executive’s employment with the Company.

Executive and the Company acknowledge that nothing in this Supplemental Release or the Employment Agreement limits or affects either party’s right, where applicable, to communicate or cooperate with, provide information to, or to file or participate in an investigative proceeding conducted by, the Equal Employment Opportunity Commission (“EEOC”), the Securities and Exchange Commission (the “SEC”) or any federal, state or local government agency as provided for, protected under or warranted by whistleblower or other provisions of applicable law or regulation. However, to the maximum extent permitted by law, Executive agrees that if such an administrative claim is made, Executive agrees to release, waive, relinquish and forego all legal relief, equitable relief, statutory relief, reinstatement, back pay, front pay and any other damages, benefits, remedies, or relief that Executive may be entitled to as a result of any prosecution of any administrative agency claim or commission charge, and Executive shall not be entitled to recover any individual monetary award or relief or other individual remedies (other than monetary awards from any federal whistleblower program). Rights not waivable by law are not waived by this Supplemental Release.

Executive hereby affirms and acknowledges the following:

a. He has not filed, caused to be filed, or presently is a party to any claim, lawsuit, charge, arbitration, complaint, action, or proceeding against any of the Released Parties herein in any forum or form except for claims, communications or cooperation with, or providing or having provided information to, a governmental agency or entity, as provided for, protected under or warranted by whistleblower or other similar provisions of applicable law or regulation.

b. He has been granted any leave to which he was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.

13

c. He has not given, sold, assigned or transferred to anyone else, any claim, or a portion of a claim referred to in this Release.

d. Executive has no known workplace injury or occupational disease and has been provided with and/or has not been denied any leave requested under the Family and Medical Leave Act. Executive acknowledges and represents that he has no intention of filing any claim for workers’ compensation benefits of any type against the Company or any of the Released Parties, and that he will not file or attempt to file any claims for workers’ compensation benefits of any type against the Company or any related Released Parties. Executive acknowledges that the Company has relied upon these representations, and that the Company would not have entered into this Release but for these representations. As a result, Executive agrees, covenants, and represents that the Company may, but is not obligated to, submit this Release to the Workers’ Compensation Appeals Board for approval as a compromise and release as to any workers compensation claim that Executive files at any time against the Company or any of the Released Parties.

e. Executive further affirms that he has not been retaliated against for reporting any allegations of wrongdoing by any of the Released Parties or their officers and directors, including any allegations of corporate fraud or bribery. Executive and the Company acknowledge that this Release does not limit either party’s right, where applicable, to communicate with, or to file or participate in an investigative proceeding of, any federal, state or local government agency as provided for, protected under or warranted by whistleblower or other provisions of applicable law or regulation. Except as to the extent permitted by law, Executive agrees that if such an administrative claim is made, Executive shall not be entitled to recover any individual monetary award or relief or other individual remedies (other than monetary awards from any whistleblower program).

Executive represents and warrants that he fully understands the terms of this Supplemental Release, that he has been encouraged to seek, and has sought, the benefit of advice of legal counsel, and that he knowingly and voluntarily, of his own free will, without any duress, being fully informed, and after due deliberation, accepts its terms and signs below as his own free act. Except as otherwise provided herein, Executive understands that as a result of executing this Supplemental Release, he will not have the right to assert that the Company or any other of the Released Parties unlawfully terminated his employment or violated any of his rights in connection with his employment or otherwise.

Should any of the provisions set forth in this Supplemental Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of other provisions of this Supplemental Release. I acknowledge that this Supplemental Release sets forth the entire understanding and agreement between me and the Company concerning the subject matter of this Supplemental Release and supersedes any prior or contemporaneous oral and/or written agreements or representations, if any, between me and the Company on the same subject matter. I understand that this Supplemental Release shall not become effective or enforceable until the eighth day after I sign it, and I may revoke this acceptance of this Supplemental Release within seven days after I sign it. My revocation must be in writing and received by the Company’s Executive Chair by 5:00 p.m. Central Time on or before the seventh day in order to be effective. If I do not revoke acceptance within the seven-day period, my acceptance of this Supplemental Release shall become binding and enforceable on the eighth day. This Supplemental Release is intended to satisfy the requirements of the Older Workers’ Benefits Protection Act, 29 U.S.C. §626(f).

14

In the event I revoke my acceptance of this Supplemental Release, the Company shall have no obligation to provide me the Severance Payments and other benefits set forth in Section 1 of the Agreement, and the Company will be entitled to the remedies provided in Paragraph 7 of the Agreement. I understand that failure to revoke my acceptance of the offer within seven (7) calendar days from the date I sign this Supplemental Release will result in this Supplemental Release being permanent and irrevocable.

By signing this Supplemental Release, I acknowledge and agree that I have read and understood the terms of this Supplemental Release; I have been advised in writing to consult with an attorney before executing this Supplemental Release, and have had an adequate opportunity to do so; I have been given 21 days to consider whether or not to enter into this Supplemental Release (although I am not required to use all 21 days); and I sign this Supplemental Release freely, knowingly, and voluntarily.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

Charles D. Roberson	Lakeland Representative’s Signature

Lakeland Representative’s Name and Title

Charles D. Roberson’s Signature Date	Company’s Signature Date

15